EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-Q for the quarter ended September 30, 2008 (the “Report”) of ZipGlobal Holdings, Inc., a Delaware corporation (the “Company”), I, Michael C. Lee, the President of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2008

By:	/s/ MICHAEL C. LEE
Michael C. Lee
President and Director
(Principal Executive Officer)
(Principal Financial/Accounting Officer)